Exhibit 10.1

FOURTH AMENDMENT TO

LOAN AGREEMENT

By and Among

MANUFACTURERS AND TRADERS TRUST COMPANY,

As Administrative Agent and Letter of Credit Issuer,

THE LENDERS PARTY HERETO

and

COMPUTER TASK GROUP, INCORPORATED

As of December 23, 2010

FOURTH AMENDMENT TO

LOAN AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AGREEMENT (“Fourth Amendment”) is made as of the 23rd day of December, 2010, by and among COMPUTER TASK GROUP, INCORPORATED, a New York corporation (“Borrower”), the LENDERS party hereto (the “Lenders”), and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, having an office and place of business at One Fountain Plaza, Buffalo, New York 14203, as issuer of letters of credit (“Bank”) and as agent for the Lenders and Bank (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the parties hereto are parties to a Loan Agreement dated as of April 21, 2005, as amended by First Amendment to Loan Agreement dated as of April 12, 2006, Second Amendment to Loan Agreement dated as of March 7, 2007, and Third Amendment to Loan Agreement dated as of February 4, 2008 (the “Loan Agreement”).

WHEREAS, the parties hereto desire to amend the Loan Agreement on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for due consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. Capitalized terms used herein and not defined shall have the meaning given such terms in the Loan Agreement, except to the extent that such meanings are amended hereby.

2. AMENDMENTS.

(a) Section 1 of the Loan Agreement is hereby amended by (i) adding the following definitions in alphabetical order:

“Fourth Amendment Date” shall mean December 23, 2010.

(ii) amending and restating the following definitions to read in their entirety as follows:

“Availability” shall mean, at the time of determination, (a) the Revolving Credit Facility, minus (b) the outstanding principal balance under the Revolving Credit Notes, minus (c) the L/C Amount.

“Loan Documents” shall mean this Agreement, the Revolving Credit Notes, the Subsidiary Guaranties, any Interest Rate Protection Agreement with Administrative Agent, Lender, or any Affiliate of any of them with respect to any Revolving Credit Loan(s), any L/C Application, any Letter of Credit, any Authorizations to File Financing Statements, Perfection Certificates and the Borrower certifications delivered by the Borrower to Administrative Agent on or about the date hereof and from time to time hereafter, and all other agreements and instruments extending, renewing, refinancing, refunding or reaffirming any Indebtedness, obligation or liability arising under any of the foregoing, in each case as the same may be amended, modified or supplemented from time to time hereafter in accordance with their respective terms.

“Material Adverse Effect” shall mean: (a) a material adverse effect on the business, operations, results of operations, prospects, assets, liabilities or financial condition of the Loan Parties, taken as a whole, (b) a material adverse effect on the ability of any Loan Party to perform or comply with any of the terms and conditions of any Loan Document to which it is a party or by which it or its assets are bound or on the ability of Borrower to cause any Subsidiary to comply with the covenants applicable to such Subsidiary and contained in any Loan Document, or (c) a material adverse effect on (i) the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document, or (ii) the ability of the Administrative Agent to enforce any right, or remedy under or in connection with any Loan Document.

“Revolving Credit Loan Maturity Date” shall mean April 21, 2014.

and (iii) deleting the definitions of the following terms: Availability Block Amount, Borrowing Base, Collateral, Eligible Accounts, Eligible Billed Accounts, Eligible Unbilled Accounts, Eligible Unbilled ISTG Accounts, IBM STG, IBM STG Contract, IBM STG Indebtedness, IBM STG Receivables, Pledge Agreement, Pledge Agreements, Security Agreements and Security Documents. The Loan Agreement is further amended by deleting all references therein to the terms Collateral, Pledge Agreements, Security Agreements and Security Documents and all obligations relating to the Collateral, Pledge Agreements, Security Agreements and the Security Documents but only to the extent relating thereto, including, without limitation, those specifically referenced below. For example, all obligations regarding Loan Documents shall remain unaffected by the Fourth Amendment except to the extent they specifically relate to any Security Document(s).

(b) Subsection (c) of Section 2.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

(c) Treatment of Overadvances. If at any time the Administrative Agent determines that the total principal sum outstanding under the Revolving Credit Notes plus the L/C Amount exceeds the Revolving Credit Facility, then, immediately upon demand therefor by the Administrative Agent, Borrower shall make payments to the Administrative Agent, for the accounts of the applicable Lenders, in an amount sufficient to reduce the sum of the L/C Amount and the principal amount outstanding under the Revolving Credit Notes to the Revolving Credit Facility.

(c) The last sentence of Section 2.12 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“Each prepayment under this Section 2.12(b) shall be a permanent reduction of the Revolving Credit Commitments and the Borrower shall be responsible for the payment of such amounts as provided in Section 2.13(d) with respect to the prepayment of any LIBOR Loan prepaid on any date other than the last day of the corresponding Interest Period.”

(d) Section 3.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

3.1 Security for Loans. Except as set forth in the provisions hereof relating to the Special Account, the Obligations of Borrower under this Agreement and the Loan Documents shall be unsecured. In the event that Borrower enters into any Interest Rate Protection Agreement with Administrative Agent, any Lender, or any Affiliate of any of them with respect to the Revolving Credit Loans or any portion thereof, Borrower’s obligations under each such Interest Rate Protection Agreement shall be pari passu with the Borrower’s Loan obligations under this Loan Agreement.

(e) Section 4.2 of the Loan Agreement is hereby amended by deleting therefrom the following: “, and to grant the security interests granted under,” and “and security interests.”

(f) Section 4.9 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

4.9 Existing Indebtedness. No Loan Party has any Indebtedness except Indebtedness created by or permitted under the Loan Documents. All Indebtedness of the Loan Parties on the Fourth Amendment Date is listed on Schedule 4.9 hereto.

(g) Section 4.12 of the Loan Agreement is hereby amended to delete the words “As of the date of this Loan Agreement,” and to insert, in lieu thereof, the words “As of the Fourth Amendment Date,”.

(h) Section 4.13 of the Loan Agreement is hereby amended to delete the words “as of the date of this Agreement,” and to insert, in lieu thereof, the words “as of the Fourth Amendment Date,”.

(i) Section 4.17 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

4.17 Title to Property. Each Loan Party has good title to all property of whatever nature owned or purported to be owned by it (except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes), in each case free and clear of all Liens, other than Permitted Liens.

(j) Section 4.24 of the Loan Agreement is hereby amended to delete the words “as of the date of this Loan Agreement,” and to insert, in lieu thereof, the words “as of the Fourth Amendment Date,”.

(k) Section 4.26 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

4.26 Financial Information. The Borrower has delivered to the Administrative Agent consolidated balance sheets, statements of operations, shareholders’ equity and cash flows of the Borrower for its fiscal years ending December 31, 2009 and December 31, 2008, audited by KPMG LLP, certified public accountants. Such financial statements fairly present the consolidated results of operations and financial condition of the Borrower for the periods indicated. The most recent financial statements of Borrower furnished to Administrative Agent pursuant to Section 6.2 hereof fairly present the consolidated results of operations and financial condition of the Borrower for the periods indicated, subject, in the case of financial statements which are not annual financial statements, to normal and recurring year-end audit adjustments.

(l) Subsection (c) of Section 5.2 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

(c) No Excess Borrowing. At the time of, and immediately following such advance, the total principal sum outstanding under the Revolving Credit Notes plus the L/C Amount does not exceed the Revolving Credit Facility.

(m) Section 6.2(c) of the Loan Agreement is hereby amended and restated to read in its entirety as follows: “(c) Intentionally Omitted.”

(n) Subsection (a) of Section 6.7 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

(a) Maximum Leverage Ratio. The Borrower will maintain, as of the end of each fiscal quarter, its ratio of (i) total Funded Indebtedness outstanding at the end of such fiscal quarter to (ii) EBITDA for the four (4) fiscal quarters ending on such date taken as one accounting period (“Leverage Ratio”), at not more than 2.75 to 1.0.

(o) Subsection (b) of Section 6.7 of the Loan Agreement is hereby amended to change the number “$24,500,000” therein to “$37,500,000.”

(p) Section 6.11 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

6.11 Further Assurances. Borrower shall, and shall cause each Subsidiary to, cooperate with the Administrative Agent and execute and deliver such further agreements, instruments and documents and take such other action as Administrative Agent may reasonably request in order to carry out the intent of this Agreement, and such agreements, instruments and documents to be in form reasonably satisfactory to the Administrative Agent. Borrower will pay for the filing of all documents which Administrative Agent, or the Required Lenders, acting through the Administrative Agent, may request in connection with this Agreement.

(q) Section 7.1(a) of the Loan Agreement is hereby amended and restated to read in its entirety as follows: “(a) Intentionally Omitted.”

(r) Section 7.1(e) of the Loan Agreement is hereby amended to delete the words “on the Closing Date” and to insert, in lieu thereof, the words “on the Fourth Amendment Date.”

(s) Section 7.2(i) of the Loan Agreement is hereby amended and restated to read in its entirety as follows: “(i) Indebtedness existing on the Fourth Amendment Date which is set forth on Schedule 7.2(i) annexed hereto.”

(t) Clause (y) in Section 7.3 of the Loan Agreement is hereby amended by deleting the following language:

“(y) the aggregate value of the assets so disposed of by all Loan Parties shall not exceed $1,000,000 from the Closing Date through the Revolving Credit Loan Maturity Date and”

and inserting the following language in lieu thereof:

“(y) the aggregate value of the assets so disposed of by all Loan Parties shall not exceed $1,000,000 from the Fourth Amendment Date through the Revolving Credit Loan Maturity Date and”

(u) Section 7.9(d)(ii) of the Loan Agreement is hereby amended to change the number “4,200,000” therein to “5,700,000.”

(v) Section 7.11 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

7.11 Fundamental Changes. Borrower shall not, and shall not permit any Subsidiary to, change its name, corporate, limited partnership or limited liability company form, as the case may be, or jurisdiction of incorporation, formation or organization without the prior written consent of the Administrative Agent, which consent will not be unreasonably withheld.

(w) Section 7.12 of the Loan Agreement is hereby amended to delete the words “as of the date of this Agreement,” and to insert, in lieu thereof, the words “as of the Fourth Amendment Date,”

(x) Subsection (b) of Section 7.13 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

(b) Borrower shall not make or permit any Subsidiary to make any Acquisition; provided, however, that so long as no Event of Default or Potential Default shall have occurred and be continuing and no Event of Default or Potential Default shall be caused thereby and the Borrower has given the Administrative Agent not less than 10 Banking Days’ prior written notice of such proposed Acquisition, the Borrower may make or permit any Subsidiary to make Acquisitions, provided that (i) the aggregate purchase price paid by the Borrower for all such Acquisitions under Section 7.13(a)(exclusive of Acquisitions described in the proviso therein) and Section 7.13(b) shall not exceed $10,000,000 in any fiscal year of Borrower or $25,000,000 cumulatively from the Closing Date; (ii) the business or assets so acquired are owned by an entity organized under the laws of a jurisdiction within the United States and are located in the United States, (iii) in the case of an Acquisition structured as a stock purchase, the issuer of the stock to be purchased is organized under the laws of a jurisdiction within the United States, (iv) the Borrower shall have demonstrated to the Administrative Agent that the principal amount to be outstanding on the Revolving Credit Notes at the time of, and immediately following such Acquisition, does not exceed pro forma Availability after giving effect to such Acquisition, and (v) the Borrower shall have demonstrated to the Administrative Agent pro forma compliance with Section 6.7 hereof after giving effect to such Acquisition.

(y) Section 7.15 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

7.15 Governing Documents. The Borrower will not, and will not permit any Subsidiary to, amend its respective Governing Documents in such a manner so as to (a) cause a Material Adverse Effect, (b) remove or diminish the Administrative Agent’s, any Lender’s or the Bank’s rights under this Agreement or any Loan Document or (c) substantially impair the ability of the Administrative Agent to monitor and manage the Obligations, collect payments, fees, and expenses, or otherwise take action under this Agreement or any Loan Document.

(z) Section 8.9 of the Loan Agreement is hereby amended and restated to read in its entirety as follows: “8.9 Intentionally Omitted.”

(aa) Exhibit A to the Loan Agreement is hereby amended and restated to read in its entirety as Exhibit A attached hereto.

(bb) Exhibit B to the Loan Agreement is hereby amended and restated to read in its entirety as Exhibit B attached hereto.

(cc) Exhibit C to the Loan Agreement is hereby amended and restated to read in its entirety as follows: “Intentionally Omitted.”

(dd) Exhibit D to the Loan Agreement is hereby amended and restated to read in its entirety as Exhibit D attached hereto.

(ee) Exhibit E to the Loan Agreement is hereby amended to add “, as amended” at the end of Section 5 thereof.

(ff) Schedules 4.7, 4.9, 4.12, 4.14, 4.18, 4.19, 4.24, 7.1 and 7.2(i) to the Loan Agreement are replaced, respectively, by the Schedules bearing the same numbers attached hereto.

3. REPRESENTATIONS AND WARRANTIES. Borrower makes the following representations and warranties which shall be deemed to be continuing representations and warranties so long as any Obligations, other than Continuing Obligations, remain unpaid:

3.1 Authorization. Borrower has the power and authority to borrow under the Loan Agreement, as amended by this Fourth Amendment, and to execute, deliver and perform this Fourth Amendment and any documents delivered in connection with it, all of which have been duly authorized by all proper and necessary corporate action.

3.2 Binding Effect. This Fourth Amendment has been duly executed and delivered by Borrower and the Loan Agreement, as amended by this Fourth Amendment, constitutes the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights.

3.3 Consents; Governmental Approvals. No Governmental Action is or will be necessary in connection with the execution or delivery of this Fourth Amendment or any other document executed and delivered by Borrower herewith, the consummation by Borrower of the transactions herein contemplated or the performance of or compliance by the Borrower with the terms and conditions hereof or thereof.

3.4 Representations and Warranties. Except as disclosed to the Administrative Agent in writing, the representations and warranties contained in the Loan Agreement, as amended by this Fourth Amendment, are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

3.5 Absence of Conflicts. Neither the execution and delivery of this Fourth Amendment by Borrower or any other document executed and delivered by Borrower herewith, nor the consummation by Borrower of the transactions herein or therein contemplated, nor performance of or compliance by the Borrower with the terms and conditions hereof or thereof, as the case may be, does or will

(a) violate or conflict with any Requirement of Law, or

(b) violate, conflict with or result in a breach of any term or condition of, or constitute a default under, or result in (or give rise to any right, contingent or otherwise, of any Person to cause) any termination, cancellation, prepayment or acceleration of performance of, or result in the creation or imposition of (or give rise to any obligation, contingent or otherwise, to create or impose) any Lien upon the assets of any Loan Party pursuant to, or otherwise result in (or give rise to any right, contingent or otherwise, of any Person to cause) any change in any right, power, privilege, duty or obligation of any Loan Party under or in connection with,

(i) the Governing Documents of any Loan Party or any general partner or managing member of any Loan Party, if applicable,

(ii) any contractual obligations creating, evidencing or securing any Indebtedness to which any Loan Party is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, or

(iii) any other contractual obligation of any Loan Party, where the violation, conflict, breach or default, or result, is, has or would be reasonably likely to be or have a Material Adverse Effect, or

(c) require the consent of, or notice to, any Person pursuant to any of the items referenced in clauses (i), (ii) or (iii) of Section 3.5(b) above, which consent has not been obtained or which notice has not been given.

3.6 No Events of Default. No Event of Default and no Potential Default has occurred or is continuing, except for any Event of Default that has been waived by the Administrative Agent, the Bank and the Required Lenders in writing.

3.7 No Material Misstatements. Neither this Fourth Amendment nor any document delivered to Administrative Agent by or on behalf of Borrower to induce Administrative Agent, Bank and the Lenders to enter into this Fourth Amendment contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.

4. CONDITIONS OF AMENDMENT. The Administrative Agent shall have no obligation to execute or deliver this Fourth Amendment until each of the following conditions shall have been satisfied:

4.1 Borrower, Lenders and Bank shall have executed this Fourth Amendment.

4.2 Borrower shall have taken all appropriate corporate action to authorize, and its directors and/or stockholders, if required by its Governing Documents, shall have adopted resolutions authorizing the execution, delivery and performance of this Fourth Amendment and the taking of all other action contemplated by this Fourth Amendment, and the Administrative Agent shall have been furnished with copies of all such corporate action, certified by an Authorized Representative of Borrower as being true and correct and in full force and effect without amendment on the date hereof, and such other corporate documents as Administrative Agent may request.

4.3 Borrower shall have delivered to Administrative Agent any and all consents necessary to permit the transactions contemplated by this Fourth Amendment.

4.4 Borrower shall have paid to the Administrative Agent, for distribution to the Lenders in accordance with their Pro Rata Shares, a fee in connection with this Fourth Amendment in an amount equal to $95,000.

4.5 Borrower shall have paid the fees and disbursements of Administrative Agent’s counsel and all recording fees, search fees, charges and taxes in connection with this Fourth Amendment and all transactions contemplated hereby.

4.6 Borrower shall have delivered to Administrative Agent such additional documentation, consents, authorizations, insurance certificates, opinions of counsel and other instruments and agreements as Administrative Agent or its counsel may reasonably require. All such documentation, instruments and other legal matters in connection with this Fourth Amendment and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent and its counsel.

5. MISCELLANEOUS.

5.1 Effect on Loan Documents. The Borrower hereby ratifies and confirms the terms of the Loan Agreement and the other Loan Documents and agrees that, except as specifically amended hereby, the Loan Agreement and the other Loan Documents remain in full force and effect. Nothing contained herein shall constitute a waiver of any provision of the Loan Documents, except such waivers as are expressly set forth herein. The parties hereto specifically acknowledge that, effective as of the date hereof (i) the Security and Negative Pledge Agreement dated as of April 21, 2005 given by Borrower to Administrative Agent granting a lien on assets of the Borrower to secure the Obligations, (ii) the Pledge Agreement dated as of April 21, 2005 given by Borrower to Administrative Agent granting a lien on Borrower’s interests in certain of its domestic subsidiaries to secure the Obligations and (iii) the Pledge Agreement dated as of April 21, 2005 given by Borrower, Computer Task Group International, Inc. and Computer Task Group Europe, B.V. to Administrative Agent granting a lien on certain of the Borrower’s interests in certain of its foreign subsidiaries to secure the Obligations, are terminated. It is the intention of the parties hereto that, unless and until they otherwise agree in writing, the Administrative Agent, for itself or for the benefit of the Lenders or the Bank, shall have no security interest in the Collateral, as such term was defined in the Loan Agreement prior to giving effect to this Fourth Amendment. In furtherance of the foregoing, each of the parties hereto agrees to execute and deliver, at Borrower’s expense, such documents as may reasonably be required to release, discharge and terminate each security interest, pledge, mortgage and assignment existing in favor of the Administrative Agent, for its benefit and the benefit of the Lenders and the Bank, with respect to any of the Collateral, as such term was defined in the Loan Agreement prior to giving effect to this Fourth Amendment, provided, however, that any Lien in favor of the Agent, Bank or any Lender pursuant to any document governing any bank account of any Loan Party or relating to future cash collateral for any letter of credit, shall not be discharged or terminated by or pursuant to this Fourth Amendment.

5.2 Entire Agreement; Binding Effect. The Loan Agreement, as amended by this Fourth Amendment, represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Fourth Amendment supersedes all prior negotiations and any course of dealing between the parties with respect to the subject matter hereof. This Fourth Amendment shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of, and be enforceable by Administrative Agent, Bank, Lenders and their respective successors and assigns.

5.3 Severability. If any provision of this Fourth Amendment shall be determined by a court to be invalid, such provision shall be deemed modified to conform to the minimum requirements of applicable law.

5.4 Headings. The section headings inserted in this Fourth Amendment are provided for convenience of reference only and shall not be used in the construction or interpretation of this Fourth Amendment.

5.5 Counterparts. This Fourth Amendment may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute one and the same agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be signed by their duly authorized officers as of the day and year first above written.

COMPUTER TASK GROUP, INCORPORATED

By:	/s/ Brendan M. Harrington
Name:	Brendan M. Harrington
Title:	Chief Financial Officer

MANUFACTURERS AND TRADERS TRUST COMPANY, as Administrative Agent, Bank and as a Lender

By:	/s/ Andrew M. Constantino
Andrew M. Constantino
Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Mark F. Wachowiak
Name:	Mark F. Wachowiak
Title:	Vice President

EXHIBIT A

FORM OF REVOLVING CREDIT NOTE

AMENDED AND RESTATED REVOLVING CREDIT NOTE

$23,000,000.00	Buffalo, New York

April 21, 2005

Amended and Restated as of

December     , 2010

FOR VALUE RECEIVED, the undersigned, COMPUTER TASK GROUP, INCORPORATED (“Borrower”), a New York corporation with its chief executive office at 800 Delaware Avenue, Buffalo, New York 14209, promises to pay to the order of Manufacturers and Traders Trust Company, a New York banking corporation (the “Lender”), on or before the Revolving Credit Loan Maturity Date, and at such earlier dates as may be required by the Agreement (as defined below), the principal sum of Twenty-Three Million and 00/100 Dollars ($23,000,000.00) or the outstanding principal amount of this Note, if less. The Borrower further promises to pay to the order of the Lender interest on the unpaid principal amount hereof from time to time outstanding at the rate or rates per annum determined pursuant to the Agreement, payable on the dates set forth in the Agreement, together with fees, costs and expenses as set forth in the Agreement.

This Note is one of the Revolving Credit Notes referred to in, is due and payable as provided in, is subject to the terms and conditions set forth in, and is entitled to the benefits of, the Loan Agreement dated as of April 21, 2005, by and between Borrower, the Bank and Lenders, as defined therein, and Manufacturers and Traders Trust Company, as Administrative Agent (as the same may be amended, modified or supplemented from time to time, the “Agreement”), which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain events and for prepayments in certain circumstances and upon certain conditions. Terms defined in the Agreement and capitalized herein have the same meanings herein as in the Agreement.

This Note may be prepaid in whole or in part at any time in accordance with the terms and provisions of the Agreement.

This Note is issued by Borrower to Lender in connection with the Revolving Credit Loan. Lender may make any advance of the Revolving Credit Loan in reliance upon any oral (including, but not limited to, telephonic), written (including, but not limited to teletransmitted) or other request made by the Administrative Agent. Lender shall incur no liability to Borrower or any other person as a direct or indirect result of making any advance in accordance with this paragraph and the request of the Administrative Agent.

The Borrower hereby expressly waives presentment, demand, notice, protest and all other demands and notices, unless notice is specifically provided for in the Agreement, in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue.

Borrower agrees that a copy of this Note kept in Lender’s course of business may be admitted into evidence as an original.

This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of choice of law.

This Note evidences the obligations evidenced by, and amends, restates, and replaces in its entirety, the Revolving Credit Note made by the Borrower in favor of the Lender, dated April 21, 2005, in the maximum principal sum of $23,000,000.00, as amended, restated, replaced and/or extended from time to time.

COMPUTER TASK GROUP, INCORPORATED

By:
Name:	Peter P. Radetich
Title:	Senior Vice President

Address for Notices:

800 Delaware Avenue Buffalo, New York 14209 Attention: Peter P. Radetich Senior Vice President & General Counsel Telephone: 716-887-7366 Telecopier: 716-887-7370

AMENDED AND RESTATED REVOLVING CREDIT NOTE

$12,000,000.00	Buffalo, New York

April 21, 2005

Amended and Restated as of

December     , 2010

FOR VALUE RECEIVED, the undersigned, COMPUTER TASK GROUP, INCORPORATED (“Borrower”), a New York corporation with its chief executive office at 800 Delaware Avenue, Buffalo, New York 14209, promises to pay to the order of KeyBank National Association (the “Lender”), on or before the Revolving Credit Loan Maturity Date, and at such earlier dates as may be required by the Agreement (as defined below), the principal sum of Twelve Million and 00/100 Dollars ($12,000,000.00) or the outstanding principal amount of this Note, if less. The Borrower further promises to pay to the order of the Lender interest on the unpaid principal amount hereof from time to time outstanding at the rate or rates per annum determined pursuant to the Agreement, payable on the dates set forth in the Agreement, together with fees, costs and expenses as set forth in the Agreement.

This Note is one of the Revolving Credit Notes referred to in, is due and payable as provided in, is subject to the terms and conditions set forth in, and is entitled to the benefits of, the Loan Agreement dated as of April 21, 2005, by and between Borrower, the Bank and Lenders, as defined therein, and Manufacturers and Traders Trust Company, as Administrative Agent (as the same may be amended, modified or supplemented from time to time, the “Agreement”), which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain events and for prepayments in certain circumstances and upon certain conditions. Terms defined in the Agreement and capitalized herein have the same meanings herein as in the Agreement.

This Note may be prepaid in whole or in part at any time in accordance with the terms and provisions of the Agreement.

This Note is issued by Borrower to Lender in connection with the Revolving Credit Loan. Lender may make any advance of the Revolving Credit Loan in reliance upon any oral (including, but not limited to, telephonic), written (including, but not limited to teletransmitted) or other request made by the Administrative Agent. Lender shall incur no liability to Borrower or any other person as a direct or indirect result of making any advance in accordance with this paragraph and the request of the Administrative Agent.

The Borrower hereby expressly waives presentment, demand, notice, protest and all other demands and notices, unless notice is specifically provided for in the Agreement, in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue.

Borrower agrees that a copy of this Note kept in Lender’s course of business may be admitted into evidence as an original.

This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of choice of law.

This Note evidences the obligations evidenced by, and amends, restates, and replaces in its entirety, the Revolving Credit Note made by the Borrower in favor of the Lender, dated April 21, 2005, in the maximum principal sum of $12,000,000.00, as amended, restated, replaced and/or extended from time to time.

COMPUTER TASK GROUP, INCORPORATED

By:
Name:	Peter P. Radetich
Title:	Senior Vice President

Address for Notices: 800 Delaware Avenue Buffalo, New York 14209 Attention: Peter P. Radetich Senior Vice President & General Counsel Telephone: 716-887-7366

Telecopier: 716-887-7370

EXHIBIT B

REVOLVING CREDIT LOAN PRICING GRID

The Commitment Fee Rate, and the Applicable Margin to be added to either the Adjusted Base Rate or the LIBOR Rate with respect to the Revolving Credit Loans, shall be determined by the corresponding Actual Leverage Ratio, defined in the Loan Agreement, computed as of the end of each fiscal quarter, which Applicable Margin shall be determined using the table below and applied to the Pricing Period next commencing:

Level	Actual Leverage Ratio	Adjusted Base Rate Applicable Margin (in Basis Points)	LIBOR Rate Applicable Margin (in Basis Points)	Commitment Fee Rate (in Basis Points)
I	Less than 1.50 to 1.00	0	175	25.0
II	Greater than or equal to 1.50 to 1.00 and less than 2.00 to 1.00	25	200	30.0
III	Greater than or equal to 2.00 to 1.00	50	225	30.0

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

COMPLIANCE CERTIFICATE

[Date]

Manufacturers and Traders Trust Company,

as Administrative Agent

One Fountain Plaza

Buffalo, New York 14203

Ladies and Gentlemen:

The undersigned certifies that the following computations required by the affirmative covenants set forth in Section 6.7 of the Loan Agreement, as the same may be amended, modified or supplemented from time to time in accordance with its terms (the “Loan Agreement”) dated as of April 21, 2005 among Computer Task Group, Incorporated, a New York corporation (“Borrower”), the Lenders party thereto from time to time (the “Lenders”), and Manufacturers and Traders Trust Company, a New York banking corporation, having an office and place of business at One Fountain Plaza, Buffalo, New York 14203, as issuer of letters of credit (in such capacity, “Bank”) and as agent for the Lenders and Bank (in such capacity, together with its successors in such capacity, the “Administrative Agent”) are true and correct as of              and that the Borrower is in compliance with such covenants. Capitalized terms used in this certificate and not defined herein shall have the meanings given such terms in the Loan Agreement.

Section 6.7(a) Maximum Leverage Ratio

(A) As of the end of its fiscal quarter ending             , 20     (the “FQE Date”) the Borrower had total Funded Indebtedness outstanding, of

(B) For the four (4) fiscal quarters ending on the FQE Date taken as one accounting period, the Borrower had EBITDA of

Ratio of A to B

Covenant: The Borrower will maintain, as of the end of each fiscal quarter, its ratio of (i) total Funded Indebtedness outstanding at the end of such fiscal quarter to (ii) EBITDA for the four (4) fiscal quarters ending on such date taken as one accounting period (“Leverage Ratio”), at not more than 2.75 to 1.0.

Section 6.7(b) Minimum Tangible Net Worth

As of the FQE Date, the Borrower had a Tangible Net Worth of             .

Covenant: So long as this Agreement is in effect, at all times the Tangible Net Worth of Borrower shall be at least $37,500,000 (the “Minimum TNW Amount”). The Minimum TNW Amount shall, as of the last day of each fiscal year of Borrower, (i) be increased by 50% of Borrower’s net profits for such fiscal year and (ii) be adjusted to add to shareholders’ equity any negative change in Borrower’s foreign currency adjustment and to subtract therefrom any positive change in Borrower’s foreign currency adjustment, in each case during such fiscal year. The Minimum TNW Amount, as adjusted in accordance with the preceding sentence, shall become the Minimum TNW Amount under this Section 6.7(b) for the fiscal year commencing the day after such adjustment and shall again be adjusted on the last day of such fiscal year as set forth herein.

Section 6.7(c) Capital Expenditures

For its fiscal year ending             , 20     the Borrower incurred and contracted to incur capital expenditures of              [TO BE COMPLETED ONLY IF THE FQE DATE FOR PURPOSES OF THIS CERTIFICATE IS ALSO THE END OF BORROWER’S FISCAL YEAR]

Covenant: The Borrower will not incur or contract to incur capital expenditures of more than $5,000,000 in the aggregate during any fiscal year.

Section 2.3 Applicable Margin

The Actual Leverage Ratio as of the FQE Date is             .

Accordingly, the Commitment Fee Rate, and the Applicable Margin to be added to either the Adjusted Base Rate or the LIBOR Rate with respect to the Revolving Credit Loans, for the Pricing Period next commencing, shall be as set forth in Exhibit B to the Loan Agreement.

The undersigned further certifies that (i) [no Event of Default or Potential Default has occurred and is continuing] OR [except as otherwise described in Schedule      attached to this Certificate, no Event of Default or Potential Default has occurred and is continuing [if a Default or Event of Default has occurred and is continuing, include a statement as to the nature thereof and the action which is proposed to be taken with respect thereto]; (ii) except as may be specified in clause (i) above, Borrower is in compliance with each of the covenants herein and in the Loan Documents; and (iii) except as may be specified in clause (i) above, the representations and warranties made by Borrower in Section 4 of this Agreement, and in the Loan Documents, are true on and as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

COMPUTER TASK GROUP, INCORPORATED

By:
Name:
Title:
[Authorized Representative]

SCHEDULE 4.7

Absence of Undisclosed Liabilities

NONE

SCHEDULE 4.9

Existing Indebtedness

1.	Bank Guaranties aggregating approximately EUR 326,957 given by BNP Paribas Bank on behalf of CTG Belgium N.V. in the ordinary course of business.

2.	Bank Guaranties aggregating approximately EUR 174,037 given by BNP Paribas Bank on behalf of CTG Luxembourg PSF S.A. in the ordinary course of business.

3.	Obligation by CTG Belgium N.V. in favor of the landlord, Zeus Investments, to furnish the offices at Woluwelaan 140A bus 3 – 1831 Diegem with furniture with a value at least equal to one year’s rent in order to guarantee at least one year’s rent (Legal privilege in accordance with Art. 1752 of the Belgian Civil Code).

4.	Any capital leases or purchase money financing arrangements with respect to any equipment identified in any of the Uniform Commercial Code filings set forth in Item 1 on Schedule 7.1.

5.	Obligations of the Borrower in the amount of $2,500 a month for the remainder of the life of J. David Ehlke in connection with the judgment set forth in Item 6 on Schedule 7.1.

6.	See attached Schedule of Intercompany Payable Amounts.

7.	Any outstanding Indebtedness to the Administrative Agent, Lenders and Bank pursuant to this Agreement, the Revolving Credit Notes, or the other Loan Documents.

SCHEDULE 4.12

Partnerships, Subsidiaries, etc.

Domestic Subsidiaries

Name	Type of Organization	Jurisdiction of Formation	Ownership

Computer Task Group International, Inc.	Corporation	Delaware	Wholly owned by Computer Task Group, Incorporated

CTG of Buffalo, Inc.	Corporation	New York	Wholly owned by Computer Task Group, Incorporated

Foreign Subsidiaries

Name	Type of Organization	Jurisdiction of Formation	Ownership

Computer Task Group Europe B.V.	Netherlands Corporation	The Netherlands	Wholly owned by Computer Task Group International, Inc.

Computer Task Group (UK) Limited	English Corporation	UK	Wholly owned by Computer Task Group Europe, B.V.

Computer Task Group Belgium N.V.	Belgium corporation	Belgium	99.99% owned by Computer Task Group Europe, B.V. .01% owned by Rendeck Macro-4 Software B.V.

Computer Task Group Luxembourg, PSF S.A.	Luxembourg corporation	Luxembourg	Wholly owned by Computer Task Group, Inc.

Computer Task Group of Canada Inc.	Ontario Corporation	Province of Ontario, Canada	Wholly owned by Computer Task Group, Incorporated

Computer Task Group IT Solutions, S.A.	Luxembourg corporation	Luxembourg	Wholly owned by Computer Task Group Luxembourg, PSF S.A.

CTG ITS, S.A.	Belgium corporation	Belgium	Wholly owned by Computer Task Group IT Solutions, S.A.

Inactive Subsidiaries

Computer Task Group of Delaware, Inc.*	Corporation	Delaware	Wholly owned by Computer Task Group, Incorporated

Computer Task Group of Kansas, Inc.*	Corporation	Missouri	Wholly owned by Computer Task Group (Holdings), Ltd.

Computer Task Group (Holdings) Ltd. *	English Corporation	UK	Wholly owned by Computer Task Group, Incorporated

Rendeck Macro-4 Software B.V.*	Netherlands Corporation	The Netherlands	Wholly owned by Computer Task Group Europe, B.V.

Computer Task Group France, S.A.S.*	French Corporation	France	Wholly owned by Computer Task Group Europe, B.V.

CTG of England, Ltd. **	English Corporation	UK	Wholly owned by Computer Task Group (U.K.), Ltd.

*	Inactive
**	Inactive or dissolved

SCHEDULE 4.14

Litigation

NONE

SCHEDULE 4.18

Intellectual Property

Trademark	Class	For Use With	Filed	Issued	Registration No.	Use due	Statement Of Continued Renew by

CTG	35, 42	Computer Services	9/3/1981	2/8/1983	1,226,870	filed	2/8/2013
CTG (logo)	35, 42	Computer Services	7/5/1994	9/19/1995	1,920,102	filed	9/19/2012

CTG HealthCare Solutions (logo)	35	Computer Svcs for Healthcare	5/19/1999	6/25/2002	2585809	filed	6/25/2013

OneVision	9	Computer Software in Steel Industry	5/8/1996	2/24/1998	2,138,231	filed	2/24/2017
exemplar	42	Computer Services	12/29/1999	8/26/2002	2605345	filed	8/26/2013
Assureware	42	Computer Services	2/22/2001	3/18/2003	2698752	filed	3/18/2014

Copyright Registration	Serial No.	Date of Registration

Best Practices Database (IDX)	TX 6-007-652	7/21/2004
E-Business Readiness Test	TX 5-194-892	4/10/2000
HIPAA Interactive Readiness Test	TX 5-181-409	4/14/2000

Patents

(pending) U.S. Pat. Appln. No. 11/903,846 (METHOD OF APPRAISING A MAMMAL’S HEALTH)

(pending) U.S. Pat. Appln. No. 12/156,727 (METHOD OF ADJUSTING AN INSURANCE PREMIUM)

Foreign Trademarks:

Country	Mark	Registration Date	Reg. No.	Owned by

Canada	ctg logo	March 16, 1996	TMA455,299	Computer Task Group of Canada Inc.
UK	ctg logo	December 22, 1995	1576994	Computer Task Group Europe B.V.
UK	ctg logo	November 14, 1997	1576995	Computer Task Group Europe B.V.
Benelux	ctg logo	June 30, 1994	556973	Computer Task Group Europe B.V.
Benelux	ctg logo	June 30, 1994	557142	Computer Task Group Europe B.V.
Benelux	ctg logo	June 30, 1994	557143	Computer Task Group Europe B.V.

SCHEDULE 4.19

Taxes

The State of Ohio has made a tax claim against the Borrower for $655,782 (as of 6/9/2010). The claim relates to sales taxes and related interest and penalties alleged to be due in connection with the Borrower’s provision of services in that state from 7/1/2004 through 6/30/2009. The Borrower has disputed the claim by timely filing a petition for reassessment with the Commissioner and has not paid the amount claimed.

SCHEDULE 4.24

Bank Accounts

[Note: Original Version of Fourth Amendment contains Account Numbers.]

1.	M&T Bank

One Fountain Plaza

Buffalo, NY 14203

Attn: Andrew Constantino (716-848-7315)

Computer Task Group, Inc.	Operating Account
Computer Task Group, Inc.	Controlled Disbursement
Computer Task Group, Inc.	Payroll Disbursement
CTG Healthcare Solutions	Payroll Disbursement

3.	KeyBank

50 Fountain Plaza

Buffalo, NY 14202

Computer Task Group, Inc.	Operating Account
CTG Healthcare Solutions	Controlled Disbursement
CTG of Buffalo	Operating Account

4.	HSBC Bank Canada

70 York Street

Toronto, ON M5S 1S9

Computer Task Group of Canada Inc.	Bank Account

5.	Barclays Bank Plc

Basingstoke Business Centre

P.O. Box 6193

Basingstoke, Hants, RG1 3RX

Computer Task Group Hldgs, Ltd.	Bank Account
Computer Task Group (UK) Limited	Bank Account
Computer Task Group (UK) Limited	Bank Account
Computer Task Group (UK) Limited	Bank Account

6.	BNP Paribas

Stationstraat 70

1930 Zaventem

Belgium

Computer Task Group Belgium N.V.	Bank Account
Computer Task Group Belgium N.V.	Bank Account
Computer Task Group Luxembourg PSF S.A	Bank Account
Computer Task Group Luxembourg PSF S.A	Bank Account
Computer Task Group IT Solution S.A.	Bank Account
CTG ITS S.A.	Bank Account

7.	KBC

De Kleetaan 6

1831 Diegem

Belgium

Computer Task Group Belgium N.V.	Bank Account

8.	Dexia Bank

Vilvoordelaan 10

1930 Zaventem

Belgium

Computer Task Group Belgium N.V.	Bank Account
Computer Task Group Luxembourg PSF S.A.	Bank Account

9.	Rabo Bank

Muiderstraatweg 19-21

1110 BB Diemen

Nederland

Computer Task Group Europe B.V.	Bank Account
Computer Task Group Europe B.V.	Bank Account

10.	ING Bank

Stationstraat 78

1930 Zaventem

Belgium

Computer Task Group Belgium N.V.	Bank Account

SCHEDULE 7.1

Permitted Liens

1.	Any Lien against the Borrower listed below in this Item 1 arising out of any financing or other transaction reflected by any filing listed below in this Item 1 but limited to the Collateral specified below in this Item 1:

Debtor	Secured Party	Filing Date and Number	Filing Jurisdiction	Collateral

Computer Task Group, Inc.	Dell Financial Services, L.P.	10/29/01 209991	New York	Equipment leased pursuant to Master Lease Agreement #1240316 6/8/00

2.	Liens granted in typical bank documentation in conjunction with the opening of the bank accounts listed on Schedule 4.24 but limited to the amounts on deposit in the related bank account.

3.	Liens granted by CTG Belgium N.V. in connection with a pledge on the tangible and intangible personal property of CTG Belgium N.V. in favor of BNP Paribas Bank as security for up to EUR 272,682.88 for an overdraft facility.

4.	Obligation by CTG Belgium N.V. in favor of the landlord, Zeus Investments, to furnish the offices at Woluwelaan 140A bus 3 – 1831 Diegem with furniture with a value at least equal to one year’s rent in order to guarantee at least one year’s rent (Legal privilege in accordance with Art. 1752 of the Belgian Civil Code).

5.	Judgment against the Borrower in favor of J. David Ehlke filed in Erie County in an amount of $2,500 per month for the remainder of the life of J. David Ehlke.

SCHEDULE 7.2(i)

Certain Existing Indebtedness

1.	Bank Guaranties aggregating approximately EUR 326,957 given by BNP Paribas Bank on behalf of CTG Belgium N.V. in the ordinary course of business.

2.	Bank Guaranties aggregating approximately EUR 174,037 given by BNP Paribas Bank on behalf of CTG Luxembourg PSF S.A. in the ordinary course of business.

3.	Obligation by CTG Belgium N.V. in favor of the landlord, Zeus Investments, to furnish the offices at Woluwelaan 140A bus 3 – 1831 Diegem with furniture with a value at least equal to one year’s rent in order to guarantee at least one year’s rent (Legal privilege in accordance with Art. 1752 of the Belgian Civil Code).

4.	Any capital leases or purchase money financing arrangements with respect to any equipment identified in any of the Uniform Commercial Code filings set forth in Item 1 on Schedule 7.1.

5.	Obligations of the Borrower in the amount of $2,500 a month for the remainder of the life of J. David Ehlke in connection with the judgment set forth in Item 6 on Schedule 7.1.

6.	See, under Schedule 4.9, the Schedule of Intercompany Payable Amounts.